U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                        FORM 8-K


                                      CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 4, 2002


                            SYNERGIE HOLDINGS LIMITED, INC.
               (Exact name of registrant as specified in its charter)

                                      Florida
           (State or jurisdiction of incorporation  or organization)


                                       0-26417
                              (Commission File Number)


                                      91-1853701
                       (I.R.S. Employer Identification Number)


 16776 Bernardo Center Drive, Suite 203, San Diego, California        92128
  (Address of principal executive offices)                          (Zip Code)


                   Registrant's telephone number:  (858) 485-0747


                               The Hydrogiene Corporation
                     15022 Paso del Sol, Del Mar, California 92014
             (Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on October 4, 2002, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Weinberg & Company, P.A., resigned. This firm did not perform any auditing functions for the Registrant since it was retained on March 8, 2002.

     During the Registrant's two most recent fiscal years and any subsequent interim period preceding such dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Since this firm never performed any auditing functions, there were "no reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

     (b) Effective on November 12, 2002, the firm of Cacciamatta Accountancy Corporatioin was engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this firm was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Registrant nor someone on its behalf consulted the newly engaged accountant regarding any matter.

     (c) The Registrant has requested Weinberg & Company, P.A. to respond to the Securities and Exchange Commission regarding its agreement with the statements made by the Registrant in this amended Form 8-K in response to Item 304(a)(1) of Regulation S-B.

                                     SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Synergie Holdings Limited, Inc.



Dated: November 21, 2002                 By: /s/  Charles Kallmann
                                         Charles Kallmann, President